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                                                                  EXECUTION COPY

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              AMENDED AND RESTATED TRANSFER RESTRICTIONS AGREEMENT

                                      among

                            PORT ARTHUR FINANCE CORP.

                         PORT ARTHUR COKER COMPANY L.P.

                           SABINE RIVER HOLDING CORP.

                           NECHES RIVER HOLDING CORP.

                                  PREMCOR INC.

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                 as Collateral Trustee for the Secured Parties,

                                       and

                                 HSBC BANK USA,
       as Capital Markets Trustee for the Capital Markets Senior Lenders

                            Dated as of June 6, 2002

================================================================================

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                                Table of Contents

Section                                                                             Page

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.01 Definitions .................................................................     2
1.02 Interpretation ..............................................................     2

                                   ARTICLE II

                             COVENANTS ON TRANSFERS

2.01 General Rule ................................................................     2
2.02 Permitted Transfers .........................................................     3
2.03 Assumption of Obligations; Novation .........................................     3
2.04 Involuntary Transfers .......................................................     3
2.05 Transfers Not Permitted Under this Article II ...............................     4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties ..............................................     4

                                   ARTICLE IV

                                  MISCELLANEOUS

4.01 Termination .................................................................     6
4.02 GOVERNING LAW ...............................................................     6
4.03 Waiver of Jury Trial ........................................................     6
4.04 Severability ................................................................     6
4.05 Notices .....................................................................     6
4.06 Execution in Counterparts ...................................................     6
4.07 Consent to Jurisdiction .....................................................     6
4.08 No Recourse .................................................................     7
4.09 Amendments ..................................................................     8
4.10 Conflicts ...................................................................     8
4.11 Effectiveness ...............................................................     8

                                       -i-

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              AMENDED AND RESTATED TRANSFER RESTRICTIONS AGREEMENT

             This Agreement, dated as of June 6, 2002, is made among:

             PORT ARTHUR FINANCE CORP., a company incorporated under the laws of the State of Delaware (the "Borrower"),

             PORT ARTHUR COKER COMPANY L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"),

             SABINE RIVER HOLDING CORP., a company incorporated under the laws of the State of Delaware (the "General Partner"),

             NECHES RIVER HOLDING CORP., a company incorporated under the laws of the State of Delaware (the "Limited Partner"),

             PREMCOR INC., a company incorporated under the laws of the State of Delaware ("Premcor"),

             DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as "Bankers Trust Company"), a New York banking corporation and trust company, as Collateral Trustee for the Secured Parties (the "Collateral Trustee"),

             HSBC BANK USA, a New York banking corporation and trust company, as Capital Markets Trustee for the Capital Markets Senior Lenders (the "Capital Markets Trustee").

      WHEREAS:

             A. The Parties hereto and certain other additional parties have entered into a Transfer Restrictions Agreement dated August 19, 1999 (the "Original TRA").

             B. Section 4.10 of the Original TRA provides that the Original TRA may be amended by an agreement in writing signed by each party thereto;

             C. Pursuant to Sections 4.01 and 2.02 of the Original TRA, the Original TRA has terminated with respect to the Blackstone Entities;

             D. In connection with a restructuring of the Senior Debt, the Borrower, the Partnership and the Guarantors have proposed to amend and restate the Original TRA to provide for certain changes to the transfer restrictions set forth therein;

             D. Majority Bondholders have consented to the execution and delivery of this Agreement to give effect to the changes to the Original TRA referred to in the immediately preceding recital;

                E. Each of the parties hereto has authorized the execution and delivery of this Agreement to undertake specified obligations to induce the Senior Lenders to provide Senior Debt to the Borrower; and

                F. All things have been done which are necessary to constitute this Agreement a valid contract.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and reliable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                1.0l Definitions. Except for terms defined herein, defined terms in this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in the Amended and Restated Common Security Agreement (including Appendix A thereto), dated as of the date hereof, among the Borrower, the Partnership, the General Partner, the Limited Partner, the Collateral Trustee, the Capital Markets Trustee and the Depositary Bank as that agreement may be amended, supplemented or replaced from time to time (the "Amended and Restated Common Security Agreement"). For purposes of this Agreement and the Amended and Restated Common Security Agreement, any permitted assignee of a Person under
Article II hereof shall be a "Permitted Assignee" of such Person.

                1.02  Interpretation. The rules of interpretation set forth in
Section 1.02 of the Amended and Restated Common Security Agreement shall apply mutatis mutandis to this Agreement as if set forth in full in this Section 1.02.

                                   ARTICLE II

                             COVENANTS ON TRANSFERS

                2.01 General Rule. Premcor shall cause PRG (the "Restricted Party") not to effect, or permit any Subsidiary to effect, any transfer, assignment, pledge, sale or other disposition (whether directly or indirectly, in whole or in part, including without limitation with respect to an intermediate holding company) (collectively, "Transfer") of PRG's direct or indirect interest in the Partnership or the Refinery except for (a) the grant of security interests under or pursuant to the Amended and Restated Common Security Agreement and the Security Documents and (b) any Transfer expressly permitted under this Article II ((a) and (b) collectively, "Permitted Transfers"). Any of the Restricted Party, the Borrower, the Partnership, the General Partner or the Limited Partner, as the

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case may be, shall notify each Credit Rating Agency then rating the Senior Debt of any Transfer promptly after it becomes aware of such Transfer.

                2.02 Permitted Transfers. Notwithstanding anything in Section
2.01 to the contrary, Transfers shall be permitted under this Article II so long as the following conditions precedent have been satisfied; provided, however, that PRG may freely pledge its assets, including without limitation, all of the shares of common stock of the General Partner from time to time held by PRG, as security for any of its obligations;

                (a) The transferee and transferor execute and deliver an instrument in form and substance reasonably satisfactory to the Secured Parties that contains representations, warranties and agreements confirming the compliance of such Transfer with this Agreement and the other Transaction Documents and otherwise effecting the requirements of this Agreement and other Transaction Documents in connection with such Transfer;

                (b) Any such Transfer shall not (i) give rise to a right to accelerate any Indebtedness in an aggregate principal amount in excess of $5 million of any of the Borrower, the Partner, the General Partner or the Limited Partner or (ii) constitute a material breach of any agreement to which any of the Borrower, the Partnership, the General Partner, the Limited Partner or the Premcor Entities is party;

                (c) The transferor and the transferee shall deliver to the Secured Parties such legal opinions to the effect that (i) the instrument of assignment has been duly authorized, executed and delivered, (ii) the assignment is enforceable against the parties thereto in accordance with its terms, (iii) the Transfer does not result in a violation of the Securities Act or any other applicable federal or state law or an order of any court having jurisdiction over the Borrower, the Partnership, the General Partner, the Limited Partner, the Premcor Entities or the Coker Project and (iv) the Transfer does not (A) give rise to a right to accelerate any Indebtedness in an aggregate principal amount in excess of $5 million of any of the Borrower, the Partner, the General Partner or the Limited Partner or (B) constitute a material breach of any agreement to which any of the Borrower, the Partnership, the General Partner, the Limited Partner or the Premcor Entities is party; and

                (d)  The transferor becomes a party to this Agreement.

                2.03 Assumption of Obligations; Novation. No Transfer pursuant to this Article II shall be effective unless the Permitted Assignee assumes in writing all of the obligations of the transferor under this Agreement and the Common Security Agreement with respect to the interest being transferred. The transferor shall be relieved of all such obligations assumed by its Permitted Assignee pursuant to this clause.

                2.04 Involuntary Transfers. A Transfer that is not permitted under this Agreement which results from any actions by any Person other than the transferor or an Affiliate thereof and as to which neither the transferor nor the respective Affiliate has consented in writing, shall not result in a breach of the obligations of the parties hereto under this Agreement unless such Transfer is not reversed within 60 days of the occurrence thereof, provided, however, that the transferor shall have given written notice of such involuntary Transfer to the Secured Parties within 30 days of the date of such Transfer.

              2.05 Transfers Not Permitted Under this Article II. Any Transfer other than as set forth above shall require the consent of Requisite Lenders. A request for the consent of Requisite Lenders shall be submitted in writing to each Senior Lender Group and the Collateral Trustee by the party seeking such consent and shall set forth in reasonable detail (i) the terms and conditions of the proposed Transfer, including without limitation the identity of the proposed transferee and, if applicable, of the ultimate beneficial owner thereof (and the proposed assumption of obligations under the Financing Documents), (ii) the date upon which the Transfer is proposed to be made (if known) and (iii) any other information reasonably requested by Senior Lenders or the Collateral Trustee.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              3.0l   Representations and Warranties. Each of the Borrower, the
Partnership, the General Partner, the Limited Partner and Premcor, insofar as the following applies to itself, represents and warrants to the Collateral Trustee and the Capital Markets Trustee, as of the date hereof:

              (a) Organization. It is a corporation, in the case of the Borrower, Premcor and each of the Partners, and a limited partnership, in the case of the Partnership, duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be.

              (b) Ownership. The General Partner is the sole general partner of the Partnership; the Limited Partner is the sole limited partner of the Partnership; the Partners together own direct and beneficial interests in all the partnership capital of the Partnership, free and clear of all liens, encumbrances, equities or claims (other than those in favor of the Secured Parties); and no other person has any other interest in or right to any of the Partnership's partnership capital. Upon completion of the transactions contemplated by Section 5.02 of the Master Amendment Agreement, (i) Premcor will directly own 100% of the outstanding capital stock of Premcor USA; (ii) Premcor USA will directly own 100% of the outstanding capital stock of PRG;
(iii) PRG will own 100% of the outstanding capital stock of the General Partner, (v) the General Partner will directly own 100% of the outstanding capital stock of the Limited Partner and the 1% general partnership interest in the Partnership, (vi) the Limited Partner will directly own the 99% limited partnership interest in the Partnership and (vii) the Partnership will directly own 100% of the outstanding capital stock of the Borrower in each case, free

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and clear of all liens, encumbrances, equities or claims (other than (x) those in favor of the Secured Parties and (y) in the case of PRG, for any Liens thereon or security interests therein granted by PRG from time to time as security for any of its obligations).

              (c) Authority. It has full power and authority to execute and deliver this Agreement and to incur and perform its obligations hereunder in accordance with the terms provided herein.

              (d) Binding Agreement. This Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement of such party enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (e) Consents and Approvals for this Agreement. All Third-Party Authorizations that are necessary for the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect.

              (f) Conflicts. There is no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, no provision of its charter documents and no provision of any mortgage, indenture, contract or agreement binding on it or affecting its properties, which would prohibit, conflict with or in any way prevent its execution, delivery, or performance of the terms of this Agreement.

              (g) No Immunity. Neither it nor any of its properties has any immunity from jurisdiction of any court or from any legal process in the United States (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

              (h) No Legal Proceedings. There are no legal actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties in any court, before or by any governmental department, board, agency, administration or instrumentality or before any arbitrator, and no existing default by it under any applicable order, writ, injunction, decree or other decision of any court, governmental department, board agency, administrator or instrumentality or any arbitrator, in each case, (i) that could be expected to have a material adverse effect on its ability to perform its obligations under this Agreement, or (ii) which could be expected to render this Agreement unenforceable.

                                   ARTICLE IV

                                  MISCELLANEOUS

              4.01 Termination. This Agreement shall terminate on the earlier of (a) the date on which the Amended and Restated Common Security Agreement shall terminate and (b) as to any party to this Agreement to whom the transfer restrictions apply, the date on which the applicable Transfer restrictions applicable to such party cease to apply to it. Upon the termination of this Agreement, the obligations of the party or parties as to which this Agreement shall have terminated shall cease to apply.

              4.02 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              4.03 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

              4.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              4.05 Notices. Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in writing and will be deemed duly given when (a) personally delivered, (b) sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral) or (c) five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested, in each case addressed to a party at its address or facsimile transmission number as set forth in Appendix P to the Amended and Restated Common Security Agreement or to such other address or facsimile transmission number of which that party has given notice. Notice of address or facsimile number change shall be effective only upon receipt.

              4.06 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

              4.07   Consent to Jurisdiction. (a) Subject to clause (c) of this
Section 4.07, each party hereto hereby irrevocably consents and agrees, for the benefit of each other party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, may be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and hereby irrevocably accepts and submits to the

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exclusive jurisdiction of each such court, to the exclusion of all other courts, with respect to any such action, suit or proceeding. Each party hereto hereby waives to the fullest extent permitted by applicable laws any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (b) Each of the Restricted Parties hereby irrevocably appoints CT Corporation System, with offices at the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York. Each party hereto agrees that service of process in respect of it upon its respective agent, together with written notice of such service given to it in the manner provided in Section 4.05, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Restricted Parties (other than the Blackstone Entities) agrees that the failure of its respective agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason any such Restricted Party's respective agent shall cease to be available to act as such, or if any of the Blackstone Entities ceases to be located in New York, such party agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this clause (b).

          (c) Notwithstanding the provision of clause (a) of this Section 4.07, nothing herein shall be deemed to limit the ability of any of the Secured Parties, the Collateral Trustee or any Applicable Agent to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any of the Restricted Parties or bring actions, suits or proceedings against any such party in such other jurisdiction, including without limitation in any Federal or State court located in the State of Texas, and in such manner, as may be permitted by applicable law.

          (d) Each party hereto agrees that a final judgment against it in any action, suit or proceeding taken in any Federal or State Court in the Borough of Manhattan, The City of New York in accordance with clause (a) of this Section
4.07 or, in the case of any of the Borrower, the Partnership, the General Partner or the Limited Partner, in any other court in accordance with clause (c) of this Section 4.07, shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

          4.08 No Recourse. Unless expressly provided herein or in any of the Senior Loan Agreements, Security Documents or any other agreement in connection herewith or therewith (collectively, the "Senior Debt Documents"), no recourse shall be had by the Collateral Trustee, the Applicable Agents or any other Secured Party in an action to collect any Senior Debt Obligations against any principal, partner, shareholder, officer, director, employee, trustee, beneficiary, tenant in common, agent or Affiliate (other than the Borrower Parties) of the Partnership (collectively "Exculpated Persons"), provided that this Section 4.08 shall be inapplicable to the extent of gross negligence or willful misconduct by such Exculpated Person.

          4.09 Amendments. Except to the extent provided in Section 2.03, this Agreement may be amended only by an agreement in writing signed by each party hereto. Except as otherwise expressly provided herein, no waiver or consent of any term or condition of this Agreement in favor of any party hereto (other than the Secured Parties) may be given or granted except by the written agreement of all Secured Parties.

          4.10 Conflicts. In case of any conflict or inconsistency between this Agreement and any Senior Loan Agreement, this Agreement shall control.

          4.11 Effectiveness. This Agreement shall become effective in accordance with Section 4.01 of the Master Amendment Agreement, dated as of June 6, 2002, among the Borrower, the Partnership, PRG, the Collateral Trustee and the Capital Markets Trustee. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the Collateral Trustee, any Applicable Agent or any Secured Party under any of the Financing Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       PORT ARTHUR FINANCE CORP.

                                       By: __________________________________
                                           Name:
                                           Title:



                                       PORT ARTHUR COKER COMPANY L.P.

                                       By: SABINE RIVER HOLDING CORP.,
                                           GENERAL PARTNER


                                           By: ______________________________
                                               Name:
                                               Title:



                                       SABINE RIVER HOLDING CORP.


                                       By: __________________________________
                                           Name:
                                           Title:



                                       NECHES RIVER HOLDING CORP.

                                       By: __________________________________
                                           Name:
                                           Title:



                                       PREMCOR, INC.

                                       By: __________________________________
                                           Name:
                                           Title:

                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS,
                                        as Collateral Trustee


                                        By: _________________________________
                                            Name:
                                            Title:

                                        By: _________________________________
                                            Name:
                                            Title:



                                        HSBC BANK USA,
                                        as Capital Markets Trustee

                                        By: _________________________________
                                            Name:
                                            Title: